UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2016

Date of Report

(Date of earliest event reported)

INCEPTION MINING INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-55219	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5330 South 900 East, Suite 280, Murray, Utah 84107

(Address of Principal Executive Offices)

801-312-8113

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 11, 2016 the Board of Directors of Inception Mining Inc. (the “Company”) proposed, and its shareholders approved to effectuate a reverse split of the Company’s outstanding common stock, at a ratio of up to one post-split share per five and half pre-split shares (1:5.5) (the “Reverse Split”). The Company subsequently took steps to carry out the execution of the Reverse Split, including notifying the Financial Industry Regulatory Authority (“FINRA”). On May 25, 2016, FINRA approved the Reverse Split, with a market effective date of May 26, 2016.

Immediately before the Reverse Split, the Company had 264,666,612 shares of common stock outstanding. Immediately after the Reverse Split, the Company had 48,121,737 shares of common stock outstanding, pending fractional-share rounding-up calculations to adjust for the Reverse Split.

In connection with the Reverse Split, the Company did not amend its Articles of Incorporation to increase or decrease the number of shares of common stock authorized to be issued.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: May 26, 2016	By:	/s/ Trent D’Ambrosio
	Name:	Trent D’Ambrosio
	Title:	Chief Financial Officer